UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 7, 2018

Altice USA, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 8, 2018, Altice Europe N.V., a Dutch public company with limited liability (naamloze vennootschap) (“Altice Europe”) ultimately controlled by Patrick Drahi through Next Alt S.à r.l. (“Next Alt”), implemented the previously announced separation of Altice USA, Inc., a Delaware corporation (“Altice USA”), and Altice Europe (the “Separation”) by means of a pro-rata distribution in kind of substantially all of the shares of common stock of Altice USA owned directly or indirectly by Altice Europe to the Altice Europe shareholders (the “Distribution”).

In connection with the Separation, on June 7, 2018, Altice USA entered into (a) a stockholders’ agreement (the “Post-Separation Stockholders’ Agreement”) with Next Alt and A4 S.A., an entity controlled by family members of Patrick Drahi (“A4”), and (b) an amended and restated stockholders and registration rights agreement (the “Post-Separation Stockholders and Registration Rights Agreement”) with Altice Europe, Next Alt, CVC 3 B.V., A4, Uppernext S.C.S.p., Neptune Holding US LP, funds advised by BC Partners LLP (“BCP”) and Canada Pension Plan Investment Board (“CPPIB”, and together with BCP, the “Sponsors”).  Each of the Post-Separation Stockholders’ Agreement and the Post-Separation Stockholders and Registration Rights Agreement became effective simultaneously with the consummation of the Distribution.

Stockholders’ Agreement

Pursuant to the Post-Separation Stockholders’ Agreement, so long as any of Next Alt, A4, Mr. Drahi (or his heirs or entities or trusts directly or indirectly under his or their control or formed for his or their benefit) or any of their affiliates (collectively, the “PDR Group”) beneficially owns in the aggregate, at least 50% of the voting power of Altice USA’s outstanding capital stock, Next Alt shall have the right to designate six directors to the board of directors of Altice USA (the “Board”), and Altice USA shall cause the Board to consist of a majority of directors nominated by Next Alt.  In the event that the PDR Group beneficially owns, in the aggregate, less than 50% of the voting power of Altice USA’s outstanding capital stock, Next Alt shall have the right to designate a number of directors to the Board equal to the total number of directors comprising the entire Board multiplied by the percentage of the voting power of Altice USA’s outstanding common stock beneficially owned, in the aggregate, by the PDR Group, rounding up in the case of any resulting fractional number, and in the event that the PDR Group beneficially owns, in the aggregate, less than 50% of the voting power of Altice USA’s outstanding capital stock, Next Alt shall not have the right to designate a number of directors to the Board equal to or exceeding 50% of directors comprising the entire Board.  One of Next Alt’s designated nominations must be an individual designated by A4, and Next Alt has agreed to vote its shares in favor of electing the individual designated by A4.  If a director designated by Next Alt or by A4 resigns or is removed from the Board, as the case may be, only another director designated by Next Alt or by A4, as the case may be, may fill the vacancy.  After the PDR Group ceases to beneficially own at least 20% of the voting power of Altice USA’s outstanding common stock, Next Alt shall cease to have the right to designate any director nominees for election to the Board.  In the event that Mr. Drahi is not a member of the Board, one representative of the PDR Group shall have board observer rights so long as the PDR Group beneficially owns at least 20% of the voting power of Altice USA’s outstanding common stock.

Until the first date on which the PDR Group ceases to beneficially own at least 20% of the voting power of Altice USA’s outstanding common stock, notwithstanding anything to the contrary in Altice USA’s third amended and restated certificate of incorporation or Altice USA’s second amended and restated bylaws, or in the governing documents of any of Altice USA’s subsidiaries, without the prior written approval of Next Alt, Altice USA shall not (either directly or indirectly through an affiliate or otherwise or through one or a series of related transactions) take, or permit one of Altice USA’s subsidiaries to take, certain actions specified in the Post-Separation Stockholders’ Agreement, including, among other things, (a) effecting or consummating a change of control of Altice USA, (b) amending Altice USA’s third amended and restated certificate of incorporation or Altice USA’s second amended and restated bylaws, (c) electing, hiring, replacing or dismissing Altice USA’s Chief Executive Officer, Chief Financial Officer, or Chief Operating Officer, (d) decreasing or increasing the number of directors serving on the Board, (e) paying, declaring or setting aside any sums or other property for the payment of dividends on any Altice USA common stock or make any other distributions in respect of any Altice USA common stock or any warrants, options, rights or securities convertible into, exchangeable for or exercisable for, Altice USA common stock, and (f) amend, modify or supplement Altice USA’s Related-Party Transactions Policy.

Altice USA’s third amended and restated certificate of incorporation requires the written approval of Next Alt before Altice USA may take the actions specified in paragraphs (a) and (b) above.

Amended and Restated Stockholders and Registration Rights Agreement

Pursuant to the Post-Separation Stockholders and Registration Rights Agreement, Altice Europe and Next Alt have an unlimited number of “demand” registrations for the registration of the sale of Altice USA common stock in a minimum aggregate amount, which is the lowest of (i) $100,000,000, (ii) one percent (1%) of the value of Shares (as such term is defined in the Post-

Separation Stockholders and Registration Rights Agreement) that are publicly traded as of the close of business on the most recent business day or (iii) such lesser amount as agreed by the Sponsors, Next Alt and Altice Europe. Additionally, the Post-Separation Stockholders and Registration Rights Agreement provides each of BCP and CPPIB with one “demand” registration during each twelve month period beginning on the date of the Post-Separation Stockholders and Registration Rights Agreement, subject to an exception, and customary “piggyback” registration rights to the Stockholders (as such term is defined in the Post-Separation Stockholders and Registration Rights Agreement).  The Post-Separation Stockholders and Registration Rights Agreement also provides that Altice USA shall pay certain expenses relating to such registrations and indemnify, among others, Altice Europe, Next Alt, BCP and CPPIB against certain liabilities which may arise under the Securities Act.  Each Sponsor also has the right to, among other things, designate one non-voting observer to the Board for so long as such Sponsor and certain of its affiliates own at least 4% of the issued and outstanding shares of Class A and Class B common stock (without regard to the voting power of such Class B common stock) and there is no director who is a designee of such Sponsor on the Board.  Subject to certain exceptions, each non-voting observer shall be permitted to attend all meetings of the Board and the committees thereof.

The foregoing information is a summary of the Post-Separation Stockholders’ Agreement and the Post-Separation Stockholders and Registration Rights Agreement, and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Post-Separation Stockholders’ Agreement and the Post-Separation Stockholders and Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement.

In connection with the Separation and the entry into the Post-Separation Stockholders’ Agreement, Altice USA, Altice Europe and A4 terminated the stockholders’ agreement, dated as of June 27, 2017 (the “Pre-Separation Stockholders’ Agreement”), which was entered into by Altice USA, Altice Europe and A4 in connection with Altice USA’s initial public offering.

The Pre-Separation Stockholders’ Agreement is more fully described in Altice USA’s Registration Statement on Form S-1 (File No. 333-217240) and Registration Statement on Form S-1 (File No. 333- 222475) (as amended, the “2018 Registration Statement”), which descriptions are incorporated herein by reference.  The descriptions of the Pre-Separation Stockholders’ Agreement incorporated by reference are not complete and are subject to and entirely qualified by reference to the full text of the Pre-Separation Stockholders’ Agreement.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

As a result of the Distribution, Next Alt, A4, Mr. Drahi (or his heirs or entities or trusts directly or indirectly under his or their control or formed for his or their benefit) and their affiliates beneficially own in the aggregate, in excess of 50% of the voting power of Altice USA’s outstanding capital stock.  Therefore, pursuant to the Post-Separation Stockholders’ Agreement, Next Alt has the right to designate six directors to the Board, and Altice USA is obligated to cause the Board to consist of a majority of directors nominated by Next Alt.

In connection with the Separation, the Board voted to increase the size of the Board from seven directors to nine directors and appointed Messrs. Patrick Drahi, Charles Stewart and Gerrit Jan Bakker, as designees of Next Alt pursuant to the Post-Separation Stockholders’ Agreement, to the Board to fill the resulting vacancies, in each case, effective upon the effectiveness of the Third Amended and Restated Certificate of Incorporation of Altice USA, which became effective at 12:01 a.m. EST on June 8, 2018.  In addition, Mr. Drahi was appointed Chairman of the Board.  Messrs. Drahi, Stewart and Bakker were not appointed to any committees of the Board.

Mr. Drahi, age 54, founded Altice Europe in 2002.  Mr. Drahi is a graduate from the Ecole Polytechnique and Ecole Nationale Supérieure de Télécommunications and began his professional career with the Philips Group in 1988 where he was in charge of international marketing (UK, Ireland, Scandinavia, Asia) in satellite and cable TV (DTH, CATV, MMDS).  In 1991, Mr. Drahi joined the US/Scandinavian group Kinnevik Millisat, where he was in charge of the development of private cable networks in Spain and France and was involved in the launch of commercial TV stations in Eastern Europe.  In 1993, Mr. Drahi founded CMA, a consulting firm specialized in telecommunications and media, which was awarded a mandate from BCTV for the implementation of Beijing’s full service cable network.  In addition, Mr. Drahi founded two Cable companies, Sud Câble Services (1994) and Médiaréseaux (1995), where he was involved in several network deployments and buyouts.  When Médiaréseaux was taken over by UPC at the end of 1999, Mr. Drahi advised UPC on its M&A activities until mid-2001.

Mr. Stewart, age 48, has served as Co-President and Chief Financial Officer of Altice USA since 2015.  Mr. Stewart joined Altice USA after 21 years of corporate, finance and investment banking experience in the United States, Latin America and Europe.  Most recently, Mr. Stewart served as Chief Executive Officer of Itau BBA International plc from 2013 to 2015, where he oversaw Itau Unibanco’s wholesale banking activities in Europe, the United States and Asia.  Prior to that, he spent 19 years at Morgan Stanley as an investment banker in various roles, including 9 years focusing on the U.S. cable, broadcast and publishing industries.  Mr. Stewart also acted as Deputy Head of Investment Banking for EMEA and was a member of the global investment banking management committee.  Mr. Stewart is a graduate of Yale University.

Mr. Bakker, age 47, has over 12 years of experience in the telecommunications and media sector.  Mr. Bakker currently serves as Group Treasurer at Altice Europe where Mr. Bakker is responsible for group wide treasury management activities including financial risk management, liquidity management, intercompany financing, internal banking services, equity related activities and management reporting.  His previous experience also includes service in senior roles at Liberty Global plc where Mr. Bakker served as Deputy Treasurer.  Mr. Bakker studied Public Administration and Business Administration at Erasmus University in Rotterdam, The Netherlands.

Mr. Drahi and Mr. Bakker will be entitled to the same compensation, indemnification and other benefits as Altice USA’s other non-employee directors, which are described in Altice USA’s Form 10-K/A filed on April 30, 2018 with the U.S. Securities and Exchange Commission (“SEC”) which amends and supplements the Annual Report on Form 10-K of Altice USA.  As an officer of Altice USA, Mr. Stewart will not receive any additional compensation in connection with his service on the Board.

Transactions with Related Persons

The following are descriptions of transactions involving entities that are controlled by Patrick Drahi and services performed by Mr. Drahi.

Master Separation Agreement

In connection with the Separation, on May 18, 2018, Altice USA entered into a Master Separation Agreement with Altice Europe (the “Master Separation Agreement”), which sets forth the agreements between Altice USA and Altice Europe regarding the principal actions to be taken in connection with the Separation and other agreements that govern certain aspects of the relationship between Altice USA and Altice Europe following the Separation.  Altice Europe is ultimately controlled by Mr. Drahi through Next Alt. The description of the Master Separation Agreement included in Item 1.01 of Altice USA’s Current Report on Form 8-K filed on May 24, 2018 is incorporated herein by reference.  The Master Separation Agreement is filed as Exhibit 10.25 to Altice USA’s 2018 Registration Statement.  The Master Separation Agreement was approved by the Altice USA Audit Committee pursuant to the Altice USA Related-Party Transaction Approval Policy, which is described in “Certain Relationships and Related-Party Transactions—Our Policy Regarding Related-Party Transactions” in the 2018 Registration Statement.

Altice Technical Services

Altice Technical Services US Corp. (“ATS”) provides technical operating services to Altice USA, including field services, such as dispatch, customer installations, disconnects, service changes and other customer service visits, outside plant maintenance services and design and construction services for hybrid fiber-coaxial and fiber-to-the-home infrastructure. Altice USA acquired 100% of the equity interests in ATS for a de minimis amount in the first quarter of 2018. ATS was previously owned by Altice Europe and a member of ATS’s management through a holding company.  In light of Altice Europe’s determination to focus on businesses other than Altice USA, Altice USA and Altice Europe concluded it is in Altice USA’s and Altice Europe’s interests for Altice USA to own and operate ATS. The ATS acquisition was approved by Altice USA’s Audit Committee pursuant to the Altice USA Related-Party Transaction Approval Policy.

i24 News business

i24 News is a multi-language international news channel that distributes programming in Europe, Africa, the Middle East and the U.S. The i24 News business is composed of i24 news S.à r.l., i24 News France S.A.S. and i24 US Corp. (collectively, the “i24 Entities”), each of which were indirectly owned by Altice Europe.  Altice USA acquired 100% of the equity interests in each i24 Entity from Altice Europe for approximately $10,125,001. The terms of the purchase of i24 Entities were approved by Altice USA’s Audit Committee pursuant to the Altice USA Related-Party Transaction Approval Policy.

Management Advisory and Consulting Services

Altice Europe provided consulting, advisory and other services to Altice USA in connection with Altice USA’s acquisitions, divestitures, investments, capital raising, financial and business affairs for a quarterly fee.  The Management Advisory and Consulting Services Agreement was terminated in connection with the Separation.

Neptune Holding US LP Transfer and Voting Agreement

On June 8, 2018, CVC 3 B.V. (“CVC 3”), a wholly owned subsidiary of Altice Europe transferred its control of the general partner of Neptune Holding US LP (“Holding LP”) to Altice USA. CVC 3 maintains substantially the same rights as a limited partner in Holding LP after the Separation as it had prior to the Separation. In addition, Altice USA and Next Alt entered into an agreement pursuant to which Next Alt was granted a proxy to vote the shares of Altice USA common stock held by Holding LP. The terms of such agreement were approved by Altice USA’s Audit Committee pursuant to the Altice USA Related-Party Transaction Approval Policy.

Stockholders’ Agreements

In connection with the Separation, on June 7, 2018, Altice USA entered into the Post-Separation Stockholders’ Agreement with Next Alt and A4 S.A.  The description of the Post-Separation Stockholders’ Agreement included in Item 1.01 to this Current Report on Form 8-K is incorporated by reference herein.

Amended and Restated Stockholders and Registration Rights Agreement

In connection with the Separation, on June 7, 2018, Altice USA entered into the Post-Separation Stockholders and Registration Rights Agreement with Altice Europe, Next Alt, CVC 3, A4, Uppernext S.C.S.p., Holding LP and the Sponsors.  The description of the Post-Separation Stockholders and Registration Rights Agreement included in Item 1.01 to this Current Report on Form 8-K is incorporated by reference herein.

Compensation for Services

In light of Mr. Drahi’s significant and ongoing direct contributions to the development and implementation of the Altice USA strategic vision, on December 30, 2017, nonqualified options to purchase 600,604 shares of our Class A common stock were granted under the Altice USA 2017 Long Term Incentive Plan (“2017 LTIP”) to a personal holding company that is wholly owned and controlled by Mr. Drahi.  The options have a grant date fair value of $5,291,321.  The options have a strike price of $19.48 per share, cliff vest on December 21, 2020 and are generally subject to the provisions of Altice USA’s form for nonqualified stock options, which was filed with the SEC on January 3, 2018 as Exhibit 99.1 to a Current Report on Form 8 K.  In 2017, Mr. Drahi received transportation services valued at $1,827 which reflected the incremental cost to Altice USA.

The stock options were granted to Mr. Drahi, who previously received units of ownership (the “Units”) under Neptune Management Limited Partnership Carry Unit Plan and whose initial 50% vesting of such Units occurred on December 21, 2017.  These were the first grants made to Mr. Drahi under the 2017 LTIP.  Except for the stock options and transportation, Mr. Drahi did not receive any other annual compensation for his service to Altice USA.

Notes Payable to Affiliates and Related Parties

In June 2016, in connection with the acquisition of Cablevision Systems Corporation by Altice USA, affiliates of the Sponsors and Altice Europe purchased $875 million aggregate principal amount of Altice USA’s 10.75% notes due 2023 and $875 million aggregate principal amount of Altice USA’s 11.00% notes due 2024.  Prior to the consummation of the Altice USA IPO, the notes held by the affiliates of the Sponsors (together with accrued and unpaid interest and applicable premium) were converted into shares of Altice USA Class A common stock and the notes held by an affiliate of Altice Europe (together with accrued and unpaid interest and applicable premium) were converted into shares of Altice USA Class B common stock.

* * *

In connection with the Separation, Mr. Stewart entered into a right of first refusal in favor of Next Alt with respect to any proposed sale of shares of Altice USA held by Mr. Stewart.  In addition, Mr. Stewart entered into a voting agreement with Next Alt with respect to all shares of Altice USA common stock owned by Mr. Stewart.  Pursuant to the voting agreement, Mr. Stewart undertakes to vote in favor of any and all items proposed by Next Alt at any annual or special meeting of Altice USA. In addition, Mr. Stewart has given a proxy to Next Alt to represent him and to vote on his behalf at any meeting of Altice USA stockholders.

* * *

Since the beginning of Altice USA’s last fiscal year through the present, there have been no transactions with respect to Mr. Bakker reportable under Item 404(a) of Regulation S-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

4.1	Amended and Restated Stockholders and Registration Rights Agreement, dated June 7, 2018, by and among Altice USA, Inc. and the stockholders party thereto.

10.1	Stockholders’ Agreement, dated June 7, 2018, by and among Altice USA, Inc., Next Alt S.à r.l. and A4 S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: June 13, 2018	By:	/s/ David Connolly
David Connolly
Executive Vice President and General Counsel